                                 March 28, 2002



The Addressees Listed
    on Annex A

         Re:      NovaStar Mortgage Funding Trust, Series 2002-1
                  NovaStar Home Equity Loan
                  Asset-Backed Certificates, Series 2002-1
                  ----------------------------------------

Ladies and Gentlemen:

           We have acted as special tax counsel to NovaStar Mortgage Corporation, a Delaware corporation (the "Company"), First Union Securities Inc. (acting under its trade name, Wachovia Securities), Greenwich Capital Markets, Inc. and Morgan Stanley & Co. Incorporated (the "Underwriters") as to certain matters in connection with the issuance and delivery of certain asset-backed certificates denominated NovaStar Mortgage Funding Trust, Series 2002-1, NovaStar Home Equity Loan Asset-Backed Certificates, Series 2002-1 Class A-1 Certificates, Class A-2 Certificates, Class A-IO Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class P Certificates, Class B Certificates, Class O Certificates, Class I Certificates and Class R Certificates (collectively, the "Certificates").

           The Certificates are being issued pursuant to a pooling and servicing agreement dated as of March 1, 2002 (the "Pooling and Servicing Agreement") by and among the Company, NovaStar Mortgage Inc., as servicer (the "Servicer"), First Union National Bank, as certificate administrator (the "Certificate Administrator") and JPMorgan Chase Bank as trustee (the "Trustee").

           As special tax counsel, we have examined such documents as we have deemed appropriate for the purposes of rendering the opinions set forth below including the following: (a) a prospectus dated February 16, 2001 and a Prospectus Supplement dated March 13, 2002 (the "Prospectus Supplement," and together the "Prospectus") with respect to the Class A and Class M Certificates,
(b) an executed copy of the Pooling and Servicing Agreement and the exhibits attached thereto and (c) other documents and matters of fact and law as we deem necessary for the purposes of the opinions expressed below. Terms capitalized herein and not otherwise defined herein shall have their respective meanings as set forth in the Pooling and Servicing Agreement.

           In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

To the Addressees Listed
 on Annex A
March 28, 2002
Page 2


           Our analysis is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of the special tax counsel is not binding on the courts or the Internal Revenue Service (the "IRS").

           Based on the foregoing, and such investigations as we have deemed appropriate, we are of the opinion that for federal income tax purposes:

               1. Assuming that (a) each of REMIC I, REMIC II, REMIC III and the Master REMIC created under the Pooling and Servicing Agreement elect, as it has covenanted to do in the Pooling and Servicing Agreement, to be treated as a "real estate mortgage investment conduit" ("REMIC"), as such term is defined in the Code and (b) the parties to the Pooling and Servicing Agreement comply with the terms thereof, each of REMIC I, REMIC II, REMIC III and the Master REMIC will be treated as a REMIC.

               2. Subject to the above, (a) the Class A-1 Certificates, without the right to receive amounts from the Supplemental Interest Trust,
     (b) the Class A-2 Certificates, without the right to receive amounts from the Supplemental Interest Trust, (c) the Class A-IO Certificates, (d) the Class M-1 Certificates, without the right to receive amounts from the Supplemental Interest Trust, (e) the Class M-2 Certificates, without the right to receive amounts from the Supplemental Interest Trust, (f) the Class M-3 Certificates, without the right to receive amounts from the Supplemental Interest Trust, (g) the Class B Certificates, without the right to receive amounts from the Supplemental Interest Trust, (h) the Class I Certificates, (i) the Class P Certificates and (j) the Class O Certificates will be treated as "regular interests" in the Master REMIC. The Class R-IV Interest, evidenced by the Class R Certificates will be treated as the "residual interest" in the Master REMIC.

               3. The REMIC III Regular Interests will be treated as the "regular interests," and the Class R-III Interest, evidenced by the Class R Certificates, will be treated as the "residual interest" in REMIC III.

               4. The REMIC II Regular Interests will be treated as the "regular interests," and the Class R-II Interest, evidenced by the Class R Certificates, will be treated as the "residual interest" in REMIC II.

               5. The REMIC I Regular Interests will be treated as the "regular interests," and the Class R-I Interest, evidenced by the Class R Certificates, will be treated as the "residual interest" in REMIC I.

To the Addressees Listed
 on Annex A
March 28, 2002
Page 3


               6. The statements under the caption "Material Federal Income Tax Consequences" in the Prospectus Supplement are accurate and complete in all material respects.

               7. As a consequence of the qualification of each of the REMICs as a REMIC, the Master REMIC Regular Interests will be treated as "regular . . . interest(s) in a REMIC" under Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c) of the Code in the same proportion that the assets of the Master REMIC consist of qualifying assets under such sections. In addition, as a consequence of the qualification of the Master REMIC as a REMIC, interest on the Master REMIC Regular Interests will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c) of the Code to the extent that the Certificates are treated as "real estate assets" under Section 856(c) of the Code.

           Our opinions contained herein are rendered only as of the date hereof, and we undertake no obligation to update this letter or the opinions contained herein after the date hereof.

           We express no opinion on any matter not discussed in this letter. This opinion is rendered as of the Closing Date, for the sole benefit of each addressee, and no other person or entity is entitled to rely hereon without our prior written consent. Copies of this opinion letter may not be furnished to any other person or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document, without our prior written consent.

           We hereby consent to the filing of this opinion as an exhibit to the Amended and Restated Registration Statement, dated as of February 14, 2001, of the Company and to the references to this firm under the caption "Certain Legal Matters" in the Prospectus Supplement which forms a part of the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.


                                                     Very truly yours,

                                                     /s/ Dewey Ballantine LLP

                                     ANNEX A

First Union Securities, Inc.                   Greenwich Capital Markets, Inc.
301 South College Street, TW-06                600 Steamboat Road
Charlotte, North Carolina  28288-0610          Greenwich, CT 06830

Morgan Stanley & Co. Incorporated              NovaStar Financial Inc.
1585 Broadway                                  1901 West 47th Place, Suite 105
New York, New York 10036                       Westwood, KS 66205

NovaStar Mortgage Inc.                         NovaStar Capital, Inc.
1900 West 47th Place, Suite 105                1900 West 47th Place, Suite 105
Westwood, KS 66205                             Westwood, KS 66205

NovaStar Mortgage Funding Corporation          Standard & Poor's Ratings Group
1900 West 47th  Place, Suite 105               (A Division of the McGraw-Hill (Companies)
Westwood, KS 66205                             555 Water Street - 40th Floor
                                               New York, NY  10041
Moody's Investors Service, Inc.
99 Church Street                               JPMorgan Chase Bank
New York, NY  10007                            450 West 33rd Street, 14th Floor
                                               New York, NY 10001